Exhibit 2.4

AGREEMENT AND PLAN OF MERGER

Between

JBG/FUND VII TRANSFERRED, L.L.C.

and

JBGS/FUND VII OP MERGERCO, L.L.C.

Dated as of July 17, 2017

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of July 17, 2017 (this “Agreement”), is made and entered into by and between JBGS/Fund VII OP Mergerco, L.L.C., a Delaware limited liability company (“Mergerco”), and JBG/Fund VII Transferred, L.L.C., a Delaware limited liability company (“Transferred LLC” and together with Mergerco, the “Parties”).

WHEREAS, this Agreement is being entered into and carried out by Transferred LLC and Mergerco in connection with, and as contemplated by that  certain Master Transaction Agreement, dated as of October 31, 2016 (the “Transaction Agreement”), by and among Vornado Realty Trust, a Maryland real estate investment trust (“Vornado”), Vornado Realty L.P., a Delaware limited partnership (“Vornado OP”), Vornado DC Spinco, a Maryland real estate investment trust, which entity has been renamed “JBG SMITH Properties” as of November 16, 2016 (“Newco”), Vornado DC Spinco OP LP, a Delaware limited partnership, which entity has been renamed JBG SMITH Properties LP (“Newco OP”), JBG Properties Inc., a Maryland corporation, JBG/Operating Partners, L.P., a Delaware limited partnership and certain affiliates of JBG Properties Inc. and JBG/Operating Partners, L.P.;

WHEREAS, Mergerco is a subsidiary of Newco OP and JBGS/TRS, L.L.C. (“TRS”);

WHEREAS, the Parties hereto wish to effect a business combination through a merger of Mergerco with and into Transferred LLC, with Transferred LLC surviving as a limited liability company owned by Newco OP and TRS (the “Merger”), on the terms and subject to the conditions set forth in this Agreement and in accordance with Section 18-209 of the Delaware Code, as amended (the “Code”);

WHEREAS, Transferred LLC has acquired ownership of certain JBG Included Interests as set forth on Schedule A (the “Equity Interests”) on or prior to the date hereof pursuant to the Restructuring Transactions outlined in 5.8(a) of the Transaction Agreement (the “Restructuring”);

WHEREAS, JBG/Fund VII Manager, L.L.C., the managing member (the “Managing Member”) of Transferred LLC and the members holding a majority of the membership interests in Transferred LLC (the “Investors”, and together with the Managing Member, the “Members”) have approved this Agreement and the Merger on behalf of Transferred LLC and declared that this Agreement and the Merger of Mergerco with and into Transferred LLC, with Transferred LLC surviving, are advisable, on the terms and subject to the conditions set forth herein;

WHEREAS, Newco OP, the sole managing member of Mergerco, has approved this Agreement and the Merger on behalf of Mergerco and declared that this Agreement and the Merger are advisable, on the terms and subject to the conditions set forth herein;

WHEREAS, for U.S. federal income tax purposes, the Parties intend that the Merger be treated as follows:  (i) with respect to each Member of Transferred LLC that receives Issued OP Units pursuant to the transactions contemplated by this Agreement, the Merger shall be treated as a contribution of the portion of such Member’s interests in Transferred LLC to Newco OP for which such form of consideration is received pursuant to Section 721(a) of the Internal Revenue Code of 1986, as amended (the “IRS Code”), and (ii) with respect to each member of Transferred LLC that receives cash or Issued Newco Shares pursuant to the transactions contemplated by this Agreement, the Merger shall be treated as the sale to Newco OP and TRS of the portion of such member’s interests in Transferred LLC for which such form of consideration is received, and Newco OP and TRS, pursuant to Section 1.09 below, agree to report the Merger pursuant to this intent; and

WHEREAS, capitalized terms not otherwise defined herein shall have the respective meaning set forth in the Transaction Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

ARTICLE I
THE MERGER

SECTION 1.01.                             The Merger.

Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 18-209 of the Code, at the Merger Effective Time (as defined below), Transferred LLC and Mergerco shall consummate the Merger, pursuant to which (i) Mergerco shall be merged with and into Transferred LLC and the separate existence of Mergerco shall thereupon cease, and (ii) Transferred LLC shall be the surviving limited liability company in the Merger.

SECTION 1.02.                             Effective Time of the Merger.

At or prior to the Closing (as defined below), Transferred LLC shall file the certificate of merger with respect to the Merger, in such form as is required by, and executed in accordance with, the relevant provisions of the Code (the “Certificate of Merger”), with the Secretary of State of the State of Delaware (the “DSOS”).  The Merger shall become effective at 12:01 a.m. Eastern Time on July 18, 2017 (such time, the “Merger Effective Time”).

SECTION 1.03.                       Closing.

The closing of the Merger (the “Closing”) shall occur at the Merger Effective Time, which is after the consummation of the Pre-Combination Transactions and simultaneously with the closing of the Combination Transactions pursuant to the Transaction Agreement.

SECTION 1.04.                       Effects of the Merger.

The Merger shall have the effects specified in Section 18-209 of the Code, and in addition, at the Merger Effective Time, by virtue of the Merger and without any action on the part of a holder of an interest in Transferred LLC or in Mergerco:

(a)                                 Pursuant to Section 1.2(a) of the Transaction Agreement, the Members of Transferred LLC will receive cash, Issued Newco Shares and Issued OP Units (the “Consideration”) as set forth on Schedule B attached hereto and incorporated herein as consideration for the Merger, and  by virtue of the Merger and without any action on the part of Transferred LLC or Mergerco or the Members of Transferred LLC, each interest held in Transferred LLC outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Member of Transferred LLC shall thereafter cease to have any rights, except the right to receive the Consideration as set forth on Schedule B; and

(b)                              Each interest in Mergerco issued and outstanding immediately prior to the Merger Effective Time shall, by virtue of the Merger and without any action on the part of Transferred

LLC or Mergerco or the Members of Transferred LLC or the members of Mergerco, be converted automatically into an interest in Transferred LLC.

SECTION 1.05.                       Transferred LLC Limited Liability Company Agreement.

Immediately following the Merger Effective Time, the limited liability company agreement of Transferred LLC shall be amended and restated to be the limited liability company agreement of Mergerco as in effect immediately prior to the Merger Effective Time (the “New Transferred LLC Agreement”).

SECTION 1.06.                       Managing Member of Transferred LLC.

Immediately following the Merger Effective Time, Newco OP shall be the managing member of Transferred LLC, until its resignation or removal in accordance with the New Transferred LLC Agreement.

SECTION 1.07.                       Dissenters’ Rights.

No dissenters’ rights or appraisal rights shall be available with respect to the Merger or the other transactions contemplated hereby.

SECTION 1.08.                       Release.

Persons who at any time prior to the Merger Effective Time have been members, partners, shareholders, directors, trustees, officers, agents or employees of Transferred LLC or of any of its affiliates prior to the Merger Effective Time (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, who are not, as of immediately following the Merger Effective Time, directors, trustees, officers or employees of Newco or any of its Subsidiaries are hereby released of and from any further liabilities or obligations whether accruing before or after the Closing with respect to the Equity Interests, including, without limitation, all Liabilities arising from or in connection with the Transactions and all other activities to implement the Transactions, and all Liabilities arising from or in connection with actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the Merger Effective Time (whether or not such Liabilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case before, at or after the Merger Effective Time), in each case to the extent relating to, arising out of or resulting from the Newco Business, the Newco Assets or the Newco Liabilities (each as defined in the Separation and Distribution Agreement to be entered into by and among Vornado, Vornado OP, Newco and Newco OP, in the form attached to the Transaction Agreement as Exhibit D), but subject to the terms and conditions of the Transaction Agreement.

SECTION 1.09.                       Intended Tax Treatment of the Merger.

The Parties intend for the transactions contemplated by this Agreement to be treated in accordance with, and agree to report in a manner consistent with, the following for U.S. federal income tax purposes:

(a)                                 With respect to each Member of Transferred LLC that receives Issued OP Units pursuant to the transactions contemplated by this Agreement, the Merger shall be treated as a contribution of the portion of such Member’s interests in Transferred LLC to Newco OP for which such form of consideration is received in exchange for Issued OP Units received pursuant to Section 721(a) of the IRS Code in a transaction in which no gain or loss is required to be recognized;

(b)                                 With respect to each Member of Transferred LLC that receives cash or Issued Newco Shares pursuant to the transactions contemplated by this Agreement, the Merger shall be treated as the sale to Newco OP and TRS of the portion of such Member’s interests in Transferred  LLC for which such form of consideration is received, as described in Schedule B attached hereto and incorporated herein; and

(c)                                  Transferred LLC will be treated as continuing as a partnership for federal income tax purposes following the Merger, with Newco OP and TRS as its partners.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF TRANSFERRED LLC

Transferred LLC hereby represents and warrants to Mergerco as follows:

SECTION 2.01.                             Organization, Power and Authority.

Transferred LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  Transferred LLC has all requisite limited liability company power and authority to own and operate its assets.

SECTION 2.02.                             Authorization.

Transferred LLC has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger as contemplated by this Agreement.  The execution, delivery and performance by Transferred LLC of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary limited liability company action on behalf of Transferred LLC, and no further limited liability company action on the part of Transferred LLC is required to consummate the transactions contemplated by this Agreement, other than the filing and recordation of the Certificate of Merger and other appropriate merger documents as required by the Code.  This Agreement has been duly and validly executed and delivered by Transferred LLC, and assuming the due authorization, execution and delivery by Mergerco, constitutes a valid, binding and enforceable obligation of Transferred LLC, enforceable against Transferred LLC in accordance with its terms.

SECTION 2.03.                             No Prior Business.

Since the date of its formation, Transferred LLC has not conducted any business, nor has it incurred any liabilities or obligations (direct or indirect, present or contingent), in each case, except in connection with the Transactions and the assets and liabilities of JBG Investment Fund VII, L.L.C. (“Fund VII”) and its subsidiaries related to the Equity Interests.

SECTION 2.04.                             Assumption of Liabilities.

Pursuant to the Restructuring, Transferred LLC assumed all obligations of certain JBG Included Entities, whether arising before or after the date hereof, to the extent such obligations relate to the Equity Interests. Transferred LLC is subject to and in compliance with the representations and warranties in Article IV of the Transaction Agreement as such representations and warranties were applicable to certain JBG Included Entities’ holding of the Equity Interests and the assets and properties that were held by certain JBG Included Entities on the date thereof and are now held by Transferred LLC and its subsidiaries after giving effect to the Restructuring Transactions.

SECTION 2.05.                             Disclaimer of Representations and Warranties.

THE PARTIES UNDERSTAND AND AGREE THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, IN THE TRANSACTION AGREEMENT, OR IN ANY ANCILLARY AGREEMENT OR ANY OTHER AGREEMENT CONTEMPLATED HEREBY OR THEREBY, NO PARTY TO THIS AGREEMENT, THE TRANSACTION AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY THIS AGREEMENT, THE TRANSACTION AGREEMENT, ANY ANCILLARY AGREEMENT OR OTHERWISE, IS REPRESENTING OR WARRANTING IN ANY WAY AS TO THE ASSETS, BUSINESSES OR LIABILITIES TRANSFERRED OR ASSUMED AS CONTEMPLATED HEREBY OR THEREBY, AS TO ANY CONSENTS, APPROVALS OR NOTIFICATIONS REQUIRED IN CONNECTION HEREWITH OR THEREWITH, AS TO THE VALUE OR FREEDOM FROM ANY SECURITY INTERESTS OF, OR ANY OTHER MATTER CONCERNING, ANY ASSETS OF SUCH PARTY, OR AS TO THE ABSENCE OF ANY DEFENSES OR RIGHT OF SET-OFF OR FREEDOM FROM COUNTERCLAIM WITH RESPECT TO ANY CLAIM OR OTHER ASSET, INCLUDING ANY ACCOUNTS RECEIVABLE, OF ANY PARTY, OR AS TO THE LEGAL SUFFICIENCY OF ANY ASSIGNMENT, DOCUMENT OR INSTRUMENT DELIVERED HEREUNDER TO CONVEY TITLE TO ANY ASSET OR THING OF VALUE UPON THE EXECUTION, DELIVERY AND FILING HEREOF OR THEREOF. EXCEPT AS MAY EXPRESSLY BE SET FORTH HEREIN, IN THE TRANSACTION AGREEMENT OR IN ANY ANCILLARY AGREEMENT, ALL SUCH ASSETS ARE BEING TRANSFERRED ON AN “AS IS, WHERE IS” BASIS AND THE RESPECTIVE TRANSFEREES SHALL BEAR THE ECONOMIC AND LEGAL RISKS THAT (I) ANY CONVEYANCE WILL PROVE TO BE INSUFFICIENT TO VEST IN THE TRANSFEREE GOOD AND MARKETABLE TITLE, FREE AND CLEAR OF ANY SECURITY INTEREST, AND (II) ANY NECESSARY APPROVALS OR NOTIFICATIONS ARE NOT OBTAINED OR MADE OR THAT ANY REQUIREMENTS OF LAWS OR JUDGMENTS ARE NOT COMPLIED WITH.

ARTICLE III

GENERAL PROVISIONS

SECTION 3.01.                                                     Amendment.

Subject to compliance with applicable Law, this Agreement may be amended by mutual agreement of the Parties hereto by action taken or authorized by their respective board of directors, managing member or other similar governing body, if necessary; provided, however, that there shall not be any amendment or change not permitted under applicable Law.  This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto.

SECTION 3.02.                                                     Non-Survival.

None of the representations, warranties, or agreements in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing; provided, however, that this Section 3.02 shall not limit any covenant or agreement of the each of the

Parties hereto to the extent such covenant or agreement by its terms contemplates performance after the Closing, which shall survive the Closing.

SECTION 3.03.                                                     Interpretation.

When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. When reference is made herein to a Person, such reference shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.  All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.   The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.  In the case of any conflict between this Agreement and the Transaction Agreement, the Transaction Agreement shall control.

SECTION 3.04.                                                     Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

SECTION 3.05.                                                     Electronic Signatures and Transmissions.

A facsimile, telecopy, portable document format (.pdf) or any other reproduction of this Agreement may be executed by the Parties, including by means of an electronic signature or other format, and an executed copy of this Agreement may be delivered by the Parties by facsimile, portable document format (.pdf)  or other electronic transmission means pursuant to which the signature of or on behalf of the Parties can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

SECTION 3.06.                                                     Entire Agreement.

This Agreement, the Transaction Agreement and the other Ancillary Documents constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof. This Agreement is not intended to confer upon any Person, other than the Parties and their successors and permitted assigns, any rights or remedies hereunder.

SECTION 3.07.                                                     Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 3.08.                                                     Governing Law; Jurisdiction.

This Agreement and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Delaware without giving effect to conflicts of laws principles (whether of the State of Delaware or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Delaware).

SECTION 3.09.                                                     Waiver of Jury Trial.

EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.09.

SECTION 3.10.                                                     Assignment.

This Agreement shall not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Any assignment referred to in the immediately preceding sentence shall not relieve any Party of any obligation hereunder, and following such assignment this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Transferred LLC and Mergerco have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

JBG/FUND VII TRANSFERRED, L.L.C., a Delaware limited
liability company

By: JBG/Fund VII Manager, L.L.C., its managing member

By:	/s/ James Iker
Name:	James Iker
Title:	Managing Member

JBGS/FUND VII OP MERGERCO, L.L.C., a Delaware limited
liability company

By: JBG SMITH Properties LP, its managing member

By: JBG SMITH Properties GP LLC, its general partner

By:	/s/ Stephen Theriot
Name:	Stephen Theriot
Title:	Chief Financial Officer

[Signature Page to Agreement and Plan of Merger by and between Fund VII Transferred LLC and

Fund VII Mergerco]